UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2022

XTANT MEDICAL HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34951	20-5313323
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

664 Cruiser Lane Belgrade, Montana	59714
(Address of principal executive offices)	(Zip Code)

(406) 388-0480

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.000001 per share	XTNT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On August 25, 2022, Xtant Medical Holdings, Inc. (the “Company”) closed the first tranche of its previously announced private placement (the “First Closing”) with several accredited investors (the “Private Placement”). At the First Closing, the Company sold approximately 14.1 million shares of common stock of the Company (collectively, the “Shares”) and warrants to purchase approximately 3.5 million shares of common stock (collectively, the “Warrants”) for an aggregate purchase price of approximately $6.75 million.

The closing of the second tranche of the Private Placement (the “Second Closing”) is expected to occur in early October 2022 after the filing and mailing of a definitive information statement to the Company’s stockholders informing them of the receipt of stockholder approval in favor of the second tranche of the Private Placement under the continued listing requirements of the NYSE American and satisfaction of other customary closing conditions. A preliminary information statement was filed by the Company with the Securities and Exchange Commission (the “SEC”) on August 30, 2022. The investors agreed to purchase approximately 6.2 million shares of common stock and warrants to purchase approximately 1.6 million shares of common stock at the Second Closing for an aggregate purchase price of approximately $3.0 million.

The offering and sale of the Shares, the Warrants and the shares of common stock to be issued upon any exercise of the Warrants (collectively, the “Securities”) were and will be exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D as promulgated by SEC. The sale of the Securities did not involve a public offering and was made without general solicitation or general advertising. Each investor in the Private Placement represented that it is an accredited investor, as such term is defined in Rule 501(a) of Regulation D under the Securities Act, and that it was acquiring the Securities for investment purposes only and not with a view to any resale, distribution or other disposition of the Securities in violation of the United States federal securities laws. Neither this Current Report on Form 8-K nor any exhibit attached hereto is an offer to sell or the solicitation of an offer to buy shares of common stock of the Company or other securities of the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Also as previously announced, in connection with the Private Placement, the Board of Directors (the “Board”) of the Company increased the size of the Board from six directors to seven directors and elected Stavros Vizirgianakis to the Board to fill the vacancy created by such increase, in each case effective upon completion of the First Closing. Additionally, the Board elected Mr. Vizirgianakis as Chairman of the Board, effective upon completion of the First Closing, to replace Jeffrey Peters, who previously served as Chairman of the Board and intends not to stand for re-election at the Company’s next annual meeting of stockholders, which as described in more detail under Item 8.01 below, is scheduled to be held on October 26, 2022.

Also as previously disclosed, in connection with the Private Placement, the Company and Mr. Vizirgianakis entered into a letter agreement pursuant to which the Company agreed to provide Mr. Vizirgianakis certain director nomination rights (the “Lead Investor Agreement”). Pursuant to the terms of the Lead Investor Agreement, the Company agreed to expand the size of the Board by one position and elect Mr. Vizirgianakis as a director to fill the vacancy created as a result of the increase, effective upon completion of the First Closing. In addition, the Company agreed to elect Mr. Vizirgianakis as Chairman of the Board, effective upon completion of the First Closing. The director nomination rights set forth in the Lead Investor Agreement will terminate on the earlier of (i) the date on which the Lead Investor ceases to hold at least 75% of the Shares to be purchased by him in the Private Placement; (ii) the second anniversary of the date of the Second Closing; or (iii) upon written notice of the Lead Investor to the Company.

Also as previously disclosed, in connection with the Private Placement, the Company and the Investors, including Mr. Vizirgianakis, entered into a Securities Purchase Agreement and at the First Closing entered into a Registration Rights Agreement, each as previously described in the Current Report on Form 8-K filed by the Company with the SEC on August 24, 2022. The Securities Purchase Agreement, form of Warrant, Lead Investor Agreement and Registration Rights Agreement are filed as Exhibits 10.1, 4.1, 10.2 and 10.3, respectively, to this Current Report on Form 8-K and incorporated herein by reference. There are no other arrangements or understandings between Mr. Vizirgianakis and any other person pursuant to which he was selected as a director, and there have been no other transactions since the beginning of the Company’s last fiscal year, or transactions currently proposed, regarding Mr. Vizirgianakis that are required to be disclosed by Item 404(a) of SEC Regulation S-K.

As a member of the Board, Mr. Vizirgianakis will receive customary non-employee director compensation and participate in plans and policies on the same basis as the other non-employee directors of the Company. The Company and Mr. Vizirgianakis entered into a customary Indemnification Agreement, in substantially the same form that the Company has entered into with its other non-employee directors, pursuant to which the Company will agree to provide indemnification and advancement of expenses to the fullest extent permitted by Delaware law and the Company’s Second Amended and Restated Bylaws and coverage under directors’ and officers’ liability insurance policy or policies maintained by the Company to maximum extent available for any other director in accordance with its or their terms. The Company’s standard Form of Indemnification Agreement for Directors and Officers is filed as Exhibit 10.4 to this Current Report on Form 8-K.

Item 7.01 Regulation FD Disclosure.

On August 31, 2022, the Company issued a press release announcing the First Closing, which is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information in Item 7.01 of this report (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly provided by specific reference in such a filing.

Item 8.01 Other Events.

On August 31, 2022, the Company also announced that the Board established October 26, 2022 as the date of the Company’s 2022 Annual Meeting of Stockholders (the “2022 Annual Meeting”). The exact time and location of the 2022 Annual Meeting will be specified in the Company’s proxy statement for the 2022 Annual Meeting, which it anticipates will be printed on or about September 16, 2022 and sent or made available to stockholders commencing on or about September 20, 2022.

Since the date of the Company’s 2022 Annual Meeting has changed by more than 30 days from the date of last year’s Annual Meeting of Stockholders, stockholders who, in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, wish to present proposals for inclusion in the proxy materials relating to the 2022 Annual Meeting must submit their proposals so that they are received by the Company at its principal executive offices no later than the close of business on September 12, 2022, which the Company believes is a reasonable time before it prints and mails its proxy materials. The proposals must satisfy the requirements of the proxy rules promulgated by the SEC and as the rules of the SEC make clear, simply submitting a proposal does not guarantee that it will be included.

The Company’s Second Amended and Restated Bylaws also establish an advance notice procedure with regard to nominations of persons for election to the Board and stockholder proposals to be brought before an annual meeting. Pursuant to the terms of the Company’s Second Amended and Restated Bylaws, any other stockholder proposals, including director nominations, to be presented at the 2022 Annual Meeting (other than a matter brought pursuant to SEC Rule 14a-8) are required to be given in writing to the Company’s Corporate Secretary and delivered to or mailed and received by the Company no later than the close of business on September 10, 2022, the 10th day following the date of this Current Report on Form 8-K announcing the date of the 2022 Annual Meeting, and must contain information specified in the Company’s Second Amended and Restated Bylaws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Warrant (filed as Exhibit 4.1 to the Company’s Current Report on Form 8-K as filed with the SEC on August 24, 2022 (SEC File No. 0001-34951) and incorporated by reference herein)

10.1	Securities Purchase Agreement, dated as of August 23, 2022, by and among Xtant Medical Holdings, Inc. and the investors party thereto (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K as filed with the SEC on August 24, 2022 (SEC File No. 0001-34951) and incorporated by reference herein)

10.2	Registration Rights Agreement by and among Xtant Medical Holdings, Inc. and the investors party thereto (filed herewith)

10.3	Letter Agreement by and between Xtant Medical Holdings, Inc. and Stavros Vizirgianakis (filed herewith)

10.4	Form of Indemnification Agreement for Directors and Officers (filed as Exhibit 10.6 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2017 (SEC File No. 001-34951) and incorporated by reference herein)

99.1	Press Release of Xtant Medical Holdings, Inc., dated August 31, 2022, entitled “Xtant Medical Announces Closing of First Tranche of $9.75 Million Private Investment (filed herewith)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTANT MEDICAL HOLDINGS, INC.

	By:	/s/ Sean E. Browne
Sean E. Browne
President and Chief Executive Officer

Date: August 31, 2022